U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549




                             FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                   Date of Report June 21, 2005
                 (Date of earliest event reported)


                         EACO CORPORATION
        (Exact name of registrant as specified in its charter)


                             Florida
         (State or other jurisdiction of incorporation)

        0-14311                            59-2597349
 (Commission File Number)     (IRS Employer Identification No.)


  2113 Florida Boulevard, Neptune Beach, FL   32266
   (Address principal executive offices)    (Zip Code)


   Registrant's telephone number, including area code (904) 249-4197

Item 4.01     Changes in Registrant's Certifying Accountant.

On June 21, 2005, Deloitte & Touche LLP ("Deloitte") advised EACO Corporation that it intended to resign as EACO Corporation's independent registered public accounting firm, effective upon conclusion of its review of EACO Corporation's interim financial information for the quarter ended June 29, 2005. The Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace Deloitte.

The reports of Deloitte on EACO Corporation's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During EACO Corporation's most recent two fiscal years and the subsequent interim period through June 21, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports.

During EACO Corporation's most recent two fiscal years and the subsequent interim period through June 21, 2005, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation of S-K.

EACO Corporation has provided a copy of this report to Deloitte and requested that it furnish EACO Corporation with a letter addressed to the SEC stating whether it agrees with the statements made by EACO Corporation in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

Item 9.01.  Financial Statements and Exhibits

           (c)  Exhibits.

           16  Letter dated June 27, 2005 from Deloitte & Touche
               LLP to the SEC.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EACO Corporation


Date:  June 27, 2005        By: /s/ Edward B. Alexander
                            Edward B. Alexander, President/
                            Chief Operating Officer

EXHIBIT INDEX

         Exhibit No.

Exhibit 16


June 27, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street NW
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4 of EACO Corporation's Form 8-K dated June 24,
2005, and we agree with the statements made therein, except for the last sentence of the first paragraph for which we have no basis to comment.

Yours truly,



/s/ Deloitte & Touche LLP

